                                                                   EXHIBIT 10.11



                                Enterworks, Inc.



                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                          Dated as of December 30, 1999

                                TABLE OF CONTENTS

                                                                                  PAGE NO.

1.       Authorization and Sale of Shares................................................1
         1.1.      Authorization.........................................................1
         1.2.      Sale of Shares........................................................1
         1.3.      Use of Proceeds.......................................................1
2.       The Closing.....................................................................1
3.       Representations of the Company..................................................2
         3.1.      Organization and Standing.............................................2
         3.2.      Capitalization........................................................3
         3.3.      Subsidiaries, Etc.....................................................3
         3.4.      Securityholder Lists and Agreements...................................3
         3.5.      Issuance of Shares....................................................4
         3.6.      Authority for Agreement; No Conflict..................................4
         3.7.      Governmental Consents.................................................4
         3.8.      Litigation............................................................5
         3.9.      Financial Statements..................................................5
         3.10.     Absence of Undisclosed Liabilities....................................5
         3.11.     Taxes.................................................................5
         3.12.     Property and Assets...................................................6
         3.13.     Intellectual Property.................................................6
         3.14.     Insurance.............................................................7
         3.15.     Material Contracts and Obligations....................................7
         3.16.     Compliance............................................................8
         3.17.     Absence of Changes....................................................8
         3.18.     Employees.............................................................9
         3.19.     ERISA.................................................................9
         3.20.     Books and Records.....................................................9
         3.21.     Permits...............................................................9
         3.22.     Environmental Matters.................................................9
4.       Certain Disclosures by the Company.............................................11
         4.1.      Disclosures..........................................................11
         4.2.      Projections..........................................................11
5.       Representations of the Purchasers..............................................12
         5.1.      Investment...........................................................12
         5.2.      Authority............................................................12
         5.3.      Experience...........................................................12
6.       Conditions to the Obligations of the Purchasers................................13
         6.1.      Accuracy of Representations and Warranties...........................13
         6.2.      Performance..........................................................13
         6.3.      Opinion of Counsel...................................................13
         6.4.      Ancillary Agreements.................................................13
         6.5.      Certificates and Documents...........................................13
         6.6.      Minimum Investment...................................................14
         6.7.      Compliance Certificates..............................................14
         6.8.      Other Matters........................................................14
7.       Condition to the Obligations of the Company....................................14

         7.1.      Accuracy of Representations and Warranties...........................14
8.       Affirmative Covenants of the Company...........................................14
         8.1.      Inspection and Observation...........................................14
         8.2.      Financial Statements and Other Information...........................15
         8.3.      Material Changes and Litigation......................................16
         8.4.      Directors............................................................16
         8.5.      Reservation of Common Stock..........................................16
         8.6.      Termination of Covenants.............................................16
9.       Transfer of Shares.............................................................16
         9.1.      Restricted Shares....................................................16
         9.2.      Requirements for Transfer............................................17
         9.3.      Legend...............................................................17
10.      Miscellaneous..................................................................18
         10.1.     Successors and Assigns...............................................18
         10.2.     Confidentiality......................................................18
         10.3.     Survival of Representations and Warranties...........................18
         10.4.     Expenses.............................................................18
         10.5.     Brokers..............................................................19
         10.6.     Severability.........................................................19
         10.7.     Specific Performance.................................................19
         10.8.     Governing Law........................................................19
         10.9.     Notices..............................................................19
         10.10.    Complete Agreement...................................................20
         10.11.    Amendments and Waivers...............................................20
         10.12.    Pronouns.............................................................20
         10.13.    Counterparts; Facsimile Signatures...................................20
         10.14.    Section Headings.....................................................20
11.      Definitions....................................................................20

EXHIBITS

        Exhibit A -            List of Purchasers
        Exhibit B -            Certificate of Amendment
        Exhibit C -            Exceptions to Representations
        Exhibit D -            Form of Employee Agreement
        Exhibit E -            Opinions of Counsel
        Exhibit F -            Stockholders' Voting Agreement
        Exhibit G -            Investor Rights Agreement
        Exhibit H -            Co-Sale Agreement

                                Enterworks, Inc.


             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Agreement dated as of December 30, 1999 is entered into by and among Enterworks, Inc., a Delaware corporation (the "Company"), Telos Corporation, a Maryland corporation ("Telos Maryland") and the individuals and entities listed on Exhibit A hereto (the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       Authorization and Sale of Shares.

                  1.1. Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 21,739,127 shares of its Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment attached hereto as Exhibit B (the "Certificate of Amendment"). The Company has, or before the Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

                  1.2. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series A Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price of $1.15 per share (the "Purchase Price"). The shares of Series A Preferred sold under this Agreement (whether at the Closing or any Subsequent Closing) are referred to as the "Shares." The sale of Shares to each of the Purchasers is a separate sale.

                  1.3. Use of Proceeds. The Company will use (a) $5,000,000 of the net proceeds from the sale of the Shares to repurchase from Telos Corporation, a California corporation and a wholly owned subsidiary of Telos ("Telos California"; together with Telos California, the "Telos Companies") 5,000,000 shares of the Company's issued and outstanding common stock, $.01 par value per share ("Common Stock"), owned by Telos at a price of $1.00 per share in cash, and (b) the remaining proceeds for general corporate purposes, including working capital, research and development, sales and marketing programs and repayment of approximately $586,000 of principal plus accrued interest of outstanding senior subordinated notes payable.

         2. The Closing. (a) The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m. on December 30, 1999, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers, but in no event later than December 31, 1999. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased at the Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check, cancellation of indebtedness or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 6 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

         (b) If all 21,739,127 Shares are not sold at the Closing, the Company may sell, at any time prior to 60 days after the Closing, in one or more closings (each, a "Subsequent Closing"), the remaining unsold Shares at the Purchase Price, to purchasers (each, an "Additional Purchaser") listed on a schedule heretofore delivered to the Purchasers signatory hereto. At each Subsequent Closing, (i) the Company and each Additional Purchaser shall execute and deliver a counterpart signature page hereto, whereupon such Additional Purchaser shall become a "Purchaser" hereunder and the Shares purchased by such Additional Purchaser shall be deemed to be "Shares" for purposes of this Agreement, and (ii) the Company shall cause Exhibit A hereto be amended to reflect the purchases made by the Additional Purchasers at each Subsequent Closing. At each Subsequent Closing, the Company shall deliver to each Additional Purchaser a certificate for the number of Shares being purchased at the Subsequent Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company of the Purchase Price in the manner specified above. The Company shall deliver to each Purchaser, within 15 days after any Subsequent Closing, written notice of such Subsequent Closing (which notice shall specify the names of each Additional Purchaser and the number of shares of Series A Preferred issued to each).

         3. Representations of the Company. Except as disclosed by the Company in Exhibit C hereto, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct. Exhibit C shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of Exhibit C shall qualify only the corresponding paragraph of this Section 3, unless it would be apparent to a reasonable reader of Exhibit C that such disclosures modify other paragraphs of this Section 3.

                  3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 6.4 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Virginia and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

                  3.2. Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 75,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which (A) 26,087,600 shares are issued and outstanding as of the date hereof (including the 5,000,000 shares to be repurchased from Telos California but excluding 1,000,000 shares that have already been contributed from Telos California to the Company), (B) 12,742,900 shares have been reserved for issuance pursuant to the Enterworks, Inc. 1996 Stock Option Plan, (C) a total of 6,705,960 shares have been reserved for issuance, immediately prior to the Closing, (i) in exchange for senior subordinated notes of the Company and (ii) to Telos, all in the manner described in the portion of the Confidential Private Placement Memorandum of the Company dated October 8, 1999 (as supplemented through the date hereof, the "Memorandum") that is attached to Section 3.2 of Exhibit C hereto, (D) 2,048,725 shares have been reserved for issuance upon exercise of warrants held by certain senior subordinated noteholders, (E) 350,000 shares have been reserved for issuance upon exercise of warrants held by Bank of America, N.A. and (F) 1,054,560 shares have been reserved for issuance to the Company's agent, Deutsche Bank Alex. Brown, and (ii) 25,000,000 shares of Preferred Stock, $.01 par value per share, of which 21,739,127 shares have been designated as Series A Preferred, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement or referred to in the portion of the Memorandum that is attached to Section 3.2 of Exhibit C hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise), including without limitation any preemptive rights, rights of first refusal or other similar rights, to purchase or acquire any shares of capital stock of the Company from the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

                  3.3. Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

                  3.4. Securityholder Lists and Agreements. The portion of the Memorandum that is attached to Section 3.2 of Exhibit C hereto contains a true and complete list of the securityholdings of all officers, directors and 5% stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held of record by each such securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the number and type of securities issuable thereunder. Except as provided in this Agreement or referred to in the portion of the Memorandum that is attached to Section 3.2 of Exhibit C hereto, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

                  3.5. Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

                  3.6. Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and stockholders action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

                  3.7. Governmental Consents. No consent, approval, waiver, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or any other individual or entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit C. Based on the representations made by each of the Purchasers in Section 5 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

                  3.8. Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any threat thereof, against the Company or any of its officers, directors or stockholders, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any threat thereof, against the Company or any of its officers, directors or stockholders by reason of the past employment relationships of any of its executives, the proposed activities of the Company, or negotiations by the Company or any of its officers, directors or stockholders with possible investors in the Company. The Company is not subject to any outstanding judgement, order or decree.

                  3.9. Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of (i) the audited balance sheet of the Company at December 31, 1998 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at September 30, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the nine months then ended, (collectively, the "Financial Statements"). In all material respects, the Financial Statements, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate are not expected to be material.

                  3.10. Absence of Undisclosed Liabilities. The Company does not have any material liability (whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

                  3.11. Taxes. The amounts shown on the Balance Sheet as provision for taxes are sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. Except for matters which will not, individually or in the aggregate, have a Company Material Adverse Effect, the consolidated group of which the Company is a member has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Except for matters which will not, individually or in the aggregate, have a Company Material Adverse Effect, the Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or
(b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

                  3.12. Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in Exhibit C.

                  3.13.    Intellectual Property.

                           (a) Except for matters which will not, in the
aggregate, have a Company Material Adverse Effect, the Company owns, free and clear of all Security Interests, or has the valid right to use all Intellectual Property (as defined below in this Section 3.13) used by it in its business as currently conducted or as currently proposed to be conducted. Except for matters which will not, in the aggregate, have a Company Material Adverse Effect, no other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company's Intellectual Property in the ordinary course of the Company's business) has any rights to any of the Intellectual Property owned or used by the Company. To the Company's best knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

                           (b) To the best of the Company's knowledge, none of
the activities or business conducted by the Company or proposed to be conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.

                           (c) Exhibit C hereto identifies each (i) patent that
has been issued or assigned to the Company with respect to any of its Intellectual Property, (ii) pending patent application that the Company has made with respect to any of its Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Company's Intellectual Property, and (iv) material license or other material agreements pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property.

                           (d) Exhibit C hereto identifies each agreement with a
third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

                           (e) The Company has taken commercially reasonable
precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company's knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company's Intellectual Property.

                           (f) Except for matters which will not have a Company
Material Adverse Effect, all of the Company's Intellectual Property has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company, and no portion of the Company's Intellectual Property was otherwise jointly developed with any third party.

                  3.14. Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

                  3.15. Material Contracts and Obligations. The Company has identified and made available to the Purchasers all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000, (b) any employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements,
(c) any marketing, reseller or other similar channel agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), and (h) any agreement for the acquisition of the business or shares of another party. Exhibit C sets forth a list of contracts described in clauses
(a), (d), (e), (f), (g) and (h) above. The Company has delivered to the Purchasers copies of such of the foregoing agreements (or an accurate summary of any oral agreement) to the extent requested. All of such agreements and contracts are valid, binding and in full force and effect, in accordance with their respective terms as to the Company and, to the knowledge of the Company, as to each other party thereto. Neither the Company, nor, to the Company's knowledge, any other party to such agreements is in default of any of its obligations under any of the agreements or contracts listed on Exhibit C, in a manner which could have a Company Material Adverse Effect.

                  3.16.    Compliance; Merger Discussions.

                           (a) The Company has, in all material respects,
complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, none of the employees of the Company is in violation of any material term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

                           (b) Neither the Company nor Telos Maryland has
engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company or Telos California with or into any such corporation or corporations as a result of which a majority of the stock of the surviving or resulting entity would not be held by persons who were stockholders of Enterworks or Telos California (as the case may be) immediately prior to such merger, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or Telos California or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or Telos California would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company or Telos California.

                  3.17. Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, prospects, condition (financial or otherwise), or results of operations of the Company, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate, had a Company Material Adverse Effect); provided, however, that the Purchasers acknowledge that the Company has continued to incur losses since the Balance Sheet Date.

                  3.18. Employees. Employees of the Company who have access to confidential or proprietary information of the Company have executed and delivered agreements in the form of Exhibit E and all of such agreements are in full force and effect. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

                  3.19. ERISA. The Company complies in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                  3.20. Books and Records. The minute books of the Company contain complete and accurate records of resolutions adopted at meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                  3.21. Permits. Exhibit C sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently or proposed to be conducted, except for those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  3.22.    Environmental Matters.

                           (a) The Company has complied in all material respects
with all applicable Environmental Laws (as defined below in this Section 3.22(a)). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation CERCLA (as defined below), the Resource Conservation and Recovery Act of 1976, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 3.22, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

                           (b) Neither the Company, nor to the best knowledge of
the Company, any third party has released any Materials of Environmental Concern (as defined below in this Section 3.22(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property of facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                           (c) The Company is not aware of any material
environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company.

                           (d) Set forth in Exhibit C is a list of all
environmental reports, investigations and audits of which the Company is aware (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) issued or conducted during the five years preceding the date hereof relating to premises currently or previously owned or operated by the Company. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to special counsel for the Purchasers.

                  3.23. Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  3.24. Year 2000. The Company hereby represents that, except as set forth on Section 3.24 of Exhibit C, all information technology presently expected to be used by the Company following December 31, 1999 in the administration and the business operations of the Company, including, without limitation, in all products and services (i) provided by the Company, whether to third parties or for internal use or (ii) to the best of the Company's knowledge after reasonable investigation, used in combination with any information technology of its suppliers or vendors, accurately processes or will process date and time date (including, but not limited to calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be materially affected by dates prior to, during and after the year 2000. Except as set forth in Exhibit C, the Company has no obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000. The costs, expenses and liabilities incurred by the Company in connection with achieving and maintaining such Year 2000 compliance have not been material and the Company presently expects that any additional costs will not be material.

                  3.25. Relationship with General Electric Company. Except as set forth in Section 3.25 of Exhibit C, to the best of its knowledge the Company does not have any equity, creditor or similar relationship (including, without limitation any investment in, or any debtor, revolving credit, leasing or creditor relationship, or any material vendor or vendee relationship) with General Electric Company or any subsidiary thereof.

                  3.26. Disclosures. Neither this Agreement nor any Exhibit hereto nor the Memorandum (including any Supplement thereto), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.27. Projections. Although the projections furnished in conjunction with the Memorandum were prepared in good faith based on reasonable assumptions and represent a reasonable estimate of future results based on information available as of the date of the Memorandum, it is not possible to predict whether the Company will attain, surpass or fall short of the projected results.

         4.       Certain Disclosures by Telos.

                  4.1. Organization and Standing. Telos is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the Ancillary Agreement and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

                  4.2. Stock Ownership. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and 26,000,000 of such shares are held of record and beneficially by Telos California, which is a wholly owned subsidiary of Telos, and beneficially by Telos, free and clear of any restrictions on transfer (other than a pledge to Bank of America, N.A. and restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Except as contemplated by this Agreement, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which either Telos or Telos California or any subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Company and there are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock the Company.

                  4.3. Authority for Agreement; No Conflict. The execution, delivery and performance by Telos of this Agreement and the Ancillary Agreements, and the consummation by Telos of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by Telos and constitute valid and binding obligations of Telos enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by Telos will not (a) conflict with or violate any provisions of the Certificate of Incorporation or By-laws of Telos, (b) require on the part of Telos any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Telos is a party or by which Telos is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of Telos or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Telos or any of its properties or assets.

                  4.4. Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to best of Telos' knowledge, any basis therefor or threat thereof, against the Telos Companies or the Company, which questions the validity of this Agreement or the right of Telos or the Company to enter into it.

         5. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

                  5.1. Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  5.2. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  5.3. Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Memorandum and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

         6. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

                  6.1. Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 3 and 4 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  6.2. Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  6.3. Opinion of Counsel. Each Purchaser shall have received opinions from Dee Revere, Esq., counsel for the Company, William Brownley, Esq. counsel for Telos, and Hale and Dorr, LLP, special counsel to the Company, dated the Closing Date, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, to the effect set forth on Exhibit E.

                  6.4.     Ancillary Agreements.

                           (a) Stockholders' Voting Agreement. The Stockholders'
Voting Agreement attached hereto as Exhibit F (the "Stockholders' Voting Agreement") shall have been executed and delivered by each of the Purchasers and by each of the other stockholders of the Company who are parties thereto. All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders' Voting Agreement.

                           (b) Investor Rights Agreement. The Investor Rights
Agreement attached hereto as Exhibit G (the "Investor Rights Agreement") shall have been executed and delivered by the Company and each of the Purchasers.

                           (c) Co-Sale Agreement. The Co-Sale Agreement attached
hereto as Exhibit H (the "Co-Sale Agreement") shall have been executed and delivered by each of the Purchasers and the other parties named therein.

                  6.5. Certificates and Documents. The Company shall have delivered to special counsel to the Purchasers:

                           (a) The Certificate of Incorporation of the Company,
as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of Delaware;

                           (b) Certificates, as of the most recent practicable
dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the State of the Commonwealth of Virginia;

                           (c) By-laws of the Company, certified by its
Secretary or Assistant Secretary as of the Closing Date; and

                           (d) Resolutions of the Board of Directors and
stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

                  6.6. Minimum Investment. Purchasers shall have tendered at the Closing aggregate consideration of not less than $20,000,000 for the purchase of Shares.

                  6.7. Compliance Certificates. The Company shall have delivered to the Purchasers a certificate, executed by the Chief Executive Officer or President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1, 6.2, 6.4, 6.5 and 6.6 of this Agreement.

                  6.8. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  6.9. Concurrent Transactions. The exchange of outstanding promissory notes of the Company for common stock of the Company and other transactions described in the portion of the Memorandum which is attached to
Section 6.9 of Exhibit C hereto shall have been accomplished prior to or simultaneously with the Closing with documentation reasonably satisfactory to counsel for the Purchasers.

         7. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Closing:

                  7.1. Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 5 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

         8.       Affirmative Covenants of the Company.

                  8.1.     Inspection and Observation.

                            (a) The Company shall permit each Purchaser, or any
authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

                            (b) The Company will permit each holder who holds,
together with its Affiliates (as defined in Section 11), not less than 500,000 Shares (including shares of Common

Stock into which Shares have been converted and as adjusted for stock splits, stock dividends, recapitalizations and similar events) or any authorized representative thereof, to attend all meetings of the Board of Directors of the Company, shall provide him or it with such notice and other information with respect to such meetings as are delivered to the directors of the Company and shall reimburse all reasonable and documented out-of-pocket travel costs incurred in connection with such attendance.

                  8.2.     Financial Statements and Other Information.

                           (a)      The Company shall deliver to each Purchaser:

                                    (i) within 90 days after the end of each
fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP;

                                    (ii) within 45 days after the end of each
fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter; and

                                    (iii) with reasonable promptness, such other
information and data as such Purchaser may from time to time request.

                           (b) The Company shall deliver to each Major Purchaser
(as defined in paragraph (d) below) copies of all press releases and such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders.

                           (c) The foregoing financial statements shall be
prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with GAAP consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

                           (d) For purposes of this Agreement, the term "Major
Purchaser" shall mean a Purchaser who, together with its Affiliates, purchases not less than 500,000 Shares so long as such Purchaser who, together with its Affiliates, continues to own not less than 500,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events). For purposes of determining the number of Shares held by a Purchaser: (I) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events; (ii) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by such Purchaser; and (iii) Shares shall include Shares held by affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders and partners.

                  8.3. Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought on threatened against the Company or any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would be likely to have a Company Material Adverse Effect.

                  8.4.     Directors.

                           (a) The Company shall promptly reimburse in full each
director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Preferred for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                           (b) The Board of Directors shall meet on at least a
quarterly basis, unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or a subsidiary of the Company.

                  8.5. Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

                  8.6. Termination of Covenants. The covenants of the Company contained in Sections 8.1 through 8.5 shall terminate, and be of no further force or effect, upon the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $30,000,000, at a price per share to the public that is at least 150% of the conversion price of the Series A Preferred (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

                  8.7. Indemnification. The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors and employees up to an aggregate amount not to exceed the amount paid by such Purchaser for its Shares from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon, incurred by or asserted against such Purchaser or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any certificate or document delivered pursuant hereby or otherwise relating to or arising out of the transactions contemplated hereby.

         9.       Transfer of Shares.

                  9.1. Restricted Shares. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement or Co-Sale Agreement, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  9.2.     Requirements for Transfer.

                           (a) Restricted Shares shall not be sold or
transferred unless either (I) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (b) Notwithstanding the foregoing, no registration or
opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member or a transfer by a Purchaser to an Affiliate; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

                  9.3. Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  9.4. Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall , upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

         10.      Miscellaneous.

                  10.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which, together with its Affiliates, at least 500,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

         For the purposes of this Agreement, "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the referenced person or entity and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the referenced person or entity and (b) any person of which the referenced person or entity and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant.

                  10.2. Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 10.2 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i) to its board of directors, investment advisers, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 10.2, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this Section 10.2, or (iv) as may otherwise be required by law or regulation, regulatory body, stock exchange, court or administrative order, or other agreement, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. -

                  10.3. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.


                  10.4. Expenses. The Company shall pay, at the Closing, the reasonable fees (up to an aggregate maximum of $50,000) and disbursements of Winston & Strawn, special counsel to General Electric Investment Corporation (up to an individual maximum of $45,000) and Paul, Hastings Janofsky & Walker, LLP, special counsel to Chartwell Capital Investors II, L.P. (up to an individual maximum of $5,000), in connection with the review of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby.

                  10.5. Brokers. The Company, and each Purchaser (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  10.6. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  10.7. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

                  10.9. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at 19886 Ashburn Road, Ashburn, Virginia 20147,
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with copies to Dee Revere, Esq. in care of the Company;

         If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois 60601-9703, Attention: Terrence R. Brady, Esq.; or

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  10.10. Complete Agreement. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  10.11. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a 66 2/3% of the shares of Common Stock issued or issuable upon conversion of the Shares. Any amendment, termination or waiver effected in accordance with this Section 10.11 or Section 2(b) shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  10.12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  10.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  10.14. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         11.      Definitions.

                           (a) For purposes of this Agreement, each of the
following defined terms is defined in the Section of this Agreement indicated below:

                 Defined Term                                    Section
                 ------------                                    -------
                 Affiliate                                       10.1
                 Ancillary Agreements                            3.1
                 Balance Sheet                                   3.9
                 Balance Sheet Date                              3.9
                 CERCLA                                          3.22(a)
                 Certificate of Amendment                        1.1
                 Closing                                         2
                 Closing Date                                    2
                 Code                                            3.11
                 Co-Sale Agreement                               6.4(c)
                 Common Stock                                    1.3
                 Company                                         Introduction

                 Company Material Adverse Effect                 3.1
                 Confidential Information                        10.2
                 Environmental Law                               3.22(a)
                 ERISA                                           3.19
                 Exchange Act                                    9.4
                 Financial Statements                            3.9
                 GAAP                                            3.9
                 Governmental Entity                             3.6
                 Intellectual Property                           3.13(a)
                 Investor Rights Agreement                       6.4(b)
                 Major Purchaser                                 8.2(d)
                 Materials of Environmental Concern              3.22(b)
                 Memorandum                                      3.2
                 Permits                                         3.21
                 Plan                                            3.25
                 Purchase Price                                  1.2
                 Purchaser                                       Introduction
                 Restricted Shares                               9.1
                 Rule 144A Information                           9.4
                 Securities Act                                  3.4
                 Security Interest                               3.6
                 Series A Preferred                              1.1
                 Shares                                          1.2
                 Stockholders' Voting Agreement                  6.4(a)
                 Telos                                           1.3

                           (b) Special Provisions Relating to Tudor. For
purposes of determining whether, for any provision hereof, the number of shares of capital stock held by a Tudor Entity is sufficient to meet a required threshold, such Tudor Entity shall be deemed to hold the number of shares of capital stock issued or issuable upon conversion, exercise or exchange, directly or indirectly, of any derivative securities held by such Tudor Entity and any of its Affiliates and other Tudor Entities.

                                    "Tudor Entity" or "Tudor Entities" means
each of the following: Tudor Private Equity Fund, L.P., Tudor Arbitrage Partners, L.P., Tudor BVI Futures, Ltd., Raptor Global Fund, L.P., Raptor Global Fund Ltd., Raptor Global Portfolio, Ltd., ALTAR Rock Fund, L.P. or any funds or other investment vehicles or entities of which any of the foregoing entities are Affiliates, or any Affiliate or Affiliated Group of Tudor Investment Corporation and/or Tudor Global Trading, Inc.

                                    "Affiliate", for the purposes of this
Section 11(b), shall have the same meaning as in Section 10.1 and shall also include any entities for which a Tudor Entity or any of its Affiliates (as defined in Section 10.1 above) serve as general partner and/or investment advisor or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Tudor Entity or the general partner or investment adviser thereof or any person in a similar capacity, or any Affiliate (as defined in Section 10.1 above) of any of them, or any Affiliates of any of the foregoing.

                                    "Affiliated Group" has the meaning given to
it in Section 1504 of the Internal Revenue Code of 1986, as amended, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foregoing income tax law.

                                        COUNTERPART SIGNATURE PAGE TO SERIES A
                                        CONVERTIBLE STOCK PURCHASE AGREEMENT

                  Executed as of the date first written above.

                                             COMPANY:

                                             Enterworks, Inc.
                                             By:

                                             PURCHASERS:

                                    EXHIBIT A


                               List of Purchasers

           Name and Address                        No. of Shares of                         Aggregate
             of Purchaser                         Series A Preferred                      Purchase Price
             ------------                         ------------------                      --------------

                                    Exhibit E

                               Opinions of Counsel

        [SUBJECT TO CUSTOMARY ASSUMPTIONS, QUALIFICATIONS AND EXCLUSIONS]

Dee Revere, Esq. (General Counsel) to Enterworks

                           (a) The authorized capital stock of the Company
(immediately prior to the Closing) is as set forth in Section 3.2 of the Agreement. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. To the best of such counsel's knowledge, except as set forth in Exhibit C to the Agreement or provided in the Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding,
(ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. No registration was required under the Securities Act or under applicable state securities laws in connection with the issuance and sale of the outstanding shares of capital stock of the Company.

                           (b) The execution and delivery of the Agreement and
the Ancillary Agreements and the offer, issue and sale of the Shares thereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment or order specifically naming the Company and known to such counsel.

                           (c) Except as obtained and in effect at the Closing,
no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the Closing under applicable federal and state securities laws, which filings shall be specified in such opinion) is required on the part of the Company in connection with the execution and delivery of the Agreement, or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to the Agreement and the Ancillary Agreements.

                           (d) To the best of such counsel's knowledge, except
as set forth in Exhibit C to the Agreement, there is no action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company which is likely to have a Company Material Adverse Effect.

Hale and Dorr LLP (Special Counsel)

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform the

Agreement and the Ancillary Agreements and to carry out the transactions contemplated by the Agreement and the Ancillary Agreements.

                           (b) The Shares, and the shares of Common Stock
issuable upon conversion of the Shares, have been duly authorized and reserved for issuance by all necessary corporate and stockholder action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

                           (c) The execution, delivery and performance by the
Company of the Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action and the Agreement and the Ancillary Agreements have been duly executed and delivered by the Company. The Agreement and the Ancillary Agreements constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms.


William Brownley, Esq. (General Counsel to Telos)

         [Opinion similar to the foregoing, as they apply to Telos]